                                                                     EXHIBIT 3.5

                                                            --------------------
                                                                  RECEIVED
                                                                 OCT 13'60
                                                                 CORP. COMM.
                                                                 CORP. DEPT.
                                                            --------------------


                          CERTIFICATE OF INCORPORATION
                                       OF
                                  F. A. M. INC.
--------------------------------------------------------------------------------
                          (No Stockholders' Liability)

         KNOW ALL MEN BY THESE PRESENTS, that we, Jim P. Mola, Merton S. Anderson, Duane E. Feiring and Mary Ann Feiring, desiring to form a corporation for the objects herein set forth under and by virtue of the laws of the State of New Mexico, and in accordance with the provisions and requirements thereof, do hereby make, execute and acknowledge this certificate in writing, stating:

                                    ARTICLE I

         The name of this corporation is F.A.M. Inc., no stockholders' liability.

                                   ARTICLE II

         The principal office of this corporation shall be 5505 East Central Street, Albquerque, New Mexico.

                                   ARTICLE III

         The agent in charge of the principal office of this corporation shall be Duane E. Feiring whose address is 5505 East Central Street, Albquerque, New Mexico.

                                   ARTICLE IV

         The purposes for which this corporation is organized are:

                  1. To conduct, own, buy, sell, lease, equip and operate restaurants, cafes, theaters, amusement parks and amusement enter- prises of all kinds; to manufacture, grow, compound, create and generally deal in all kinds of food, food stuffs and food products; to manufacture, purchase, sell and generally deal in restaurant equip- ment and supplies of all kinds and to manufacture, own, operate and generally deal in and with all kinds of facilities and appurtenances convenient, desirable or necessary in the conduct and operation of the foregoing.

                  2. To take, purchase or otherwise acquire and to own, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise deal in and dispose of all kinds of personal property, chattels, chattels real, choses in action, notes, bonds, mortgages and securities of whatsoever kind and wheresoever situated.

                  3. To purchase, improve, develop, subdivide, lease, exchange, sell, dispose of mortgage, pledge and otherwise deal in and turn to account, real estate or any interests therein, to purchase, lease, alter, remodel, build, construct, erect, occupy and manage buildings and improvements of every kind and character whatsoever and to finance the purchase, improvement, development and construction of land, buildings or other improvements to real estate or any interests therein, whether such real estate be located within or without the state of New Mexico.

                  4. To borrow money for any of the purposes of this corpora-tion and to issue notes or other obligations therefor and to secure the same by pledge or mortgage of the whole or any part of the pro- perty of this corporation, whether real or personal and to issue bonds, notes or other obligations with or without any such security.

                  5. To loan money to and to borrow money from any other corporation, company, association, partnership or individual now or hereafter existing either with or without security therefor.

                  6. To acquire, by purchase or otherwise, to hold and vote, to sell, transfer, pledge or otherwise dispose of, stocks, bonds, or other securities or assets of this or any other corporation, company, association, partnership or individual now or hereafter existing, and to acquire, manage, operate, sell or lease, or otherwise dis- pose of, all or any part of the business, properties or assets of any of said corporations, companies, associations, partnerships or individuals which may be acquired by this corporation.

         The foregoing clauses shall be construed both as objects and powers, and shall not be held to limit or restrict in any manner the powers of the corporation; and it is the intention that the purposes, objects and powers specified in each of the paragraphs of this Article IV of this Certificate of Incorporation shall, except as otherwise expressly provided, in nowise be limited or restricted by reference to or inference from the terms of any other article of this Certificate of Incorporation, but that each of the purposes, objects and powers specified in this art- icle and each of the articles or paragraphs of this Certificate of Incorporation shall be regarded as independent purposes, objects and powers.

                                    ARTICLE V

         The total capital of the corporation shall consist of 250,000 shares of capital stock, which shares shall have a par value of $1.00 each. Any or all of such shares may be issued by the corporation from time to time, for such consideration in money, property or services as may be fixed from time to time by the Board of Directors, but only upon the affirmative vote of two-thirds (2/3) of all of the shareholders of the corpora- tion, such vote to be taken at a special meeting called for that purpose. All such shares shall be issued fully paid and nonassessable.

                                   ARTICLE VI

         The business and affairs of the corporation shall be under the control and management of a Board of Directors consisting of four members who need not be shareholders of the corporation, who are to be elected by ballot annually and are to serve until their successors shall be elected and qualified unless they sooner resign. The names and addresses of the persons who are to serve as directors for the first three months and until their success- sors are elected and qualified are: Jim P. Mola, 11 Cresent Lane, Colorado Springs, Colorado; Merton S. Anderson, 15 Cresent Lane, Colorado Springs, Colorado; Duane E. Feiring, 5505 East Central Street, Albuquerque, New Mexico and Mary Ann Feiring, 5505 East Central Street, Albuquerque, New Mexico.

                                   ARTICLE VII

         The names and addresses of the incorporators hereof, and the number of shares subscribed for by them are as follows:

                                                                                               Number of
Name                                      Address                                          Shares Subscribed
----                                      -------                                          -----------------
Jim P. Mola                               11 Cresent Lane,
                                          Colorado Springs, Colo.                             250 shares

Merton S. Anderson                        15 Cresent Lane,
                                          Colorado Springs, Colo.                             250 shares

Duane E. Feiring                          5505 East Central Street
                                          Albquerque, New Mexico                              250 shares

Mary Ann Feiring                          5505 East Central Street
                                          Albquerque, New Mexico                              250 shares

                                  ARTICLE VIII

         Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose. Share- holders shall have no pre-emptive right to subscribe to additional shares of the corporation except as may be provided by the by-laws or from time to time by the Board of Directors.

                                   ARTICLE IX

         The amount of capital with which the corporation will commence business is one thousand ($1,000) dollars.

                                    ARTICLE X

         The corporation shall have the right to conduct and transact any and all of its business within or without the state of New Mexico. Meetings of stockholders and directors may be held within or without the state of New Mexico, at such places as may be deemed advisable from time to time by the Board of Directors.

         Dated at Denver, Colorado this 30th day of September, 1960.

                                            /s/ Jim P. Mola
                                            ---------------------------------
                                            Jim P. Mola
                                            /s/ Morton S. Anderson
                                            ---------------------------------
                                            Merton S. Anderson
                                            /s/ Duane E. Feiring
                                            ---------------------------------
                                            Duane E. Feiring
                                            /s/ Mary Ann Feiring
                                            ---------------------------------
                                            Mary Ann Feiring

CITY AND COUNTY OF DENVER       )
                                )  ss.
STATE OF COLORADO               )

         On this 22nd day of September, 1960, before me personally appeared Jim
P. Mola, Merton S. Anderson, Duane E. Feiring and Mary Ann Feiring, personally known to me, and acknowledged that they executed the above and foregoing certificate as their free act and deed.

         Witness my hand and seal the day and year last above written.

         My commission expires:         March 28, 1964
                                ----------------------------------------------

                                        /s/ Notary Public
                                ----------------------------------------------
                                        Notary Public

                           [STATE OF NEW MEXICO SEAL]

                              CERTIFICATE OF FILING


United States of America      )
                              )  ss.
State of New Mexico           )


         It is hereby certified that there was filed for record in the office of the State Corporation Commission of the State of New Mexico on the------------ 24th ------------------ day of ----------------------------------------February,
1965-----------------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                                   F.A.M. INC.
                          (No Stockholders' Liability)


(Amending Articles I, II and III of the Articles Of Incorporation by changing name from P.A.M. INC. (No Stockholders' Liability) to VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.; by changing principal office of the corporation to 2437 Central Avenue, N. W., Albuquerque, New Mexico and Statutory agent from Duane N. Feiring to Ben Bronstein.)


                                    (52,831)


                                                     In Testimony Whereof, the
                                            State Corporation Commission of the
                                            State of New Mexico has caused this
                                            certificate to be signed by its
                                            Chairman and the seal of said
                                            Commission to be affixed at the City
                                            of Santa Fe on this -------------
                                            24th-------------- day of
                                            -----------February. 1965-------



ATTEST:

/s/ Barney Cruz, Jr.                          /s/ M. E. Morgan
-------------------------------               ----------------------------------
BARNEY CRUZ, JR., Clerk                       M. E. MORGAN, Chairman

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                    F.A.M., INC. (NO STOCKHOLDERS LIABILITY)

KNOW ALL MEN BY THESE PRESENTS THAT:

                  F.A.M., INC. (NO STOCKHOLDERS LIABILITY), a New Mexico corporation, hereby certifies, pursuant to New Mexico Statutes Annotated,
Section 51-2-20 (1953) that:

                  A. The location of the principal office of the corporation in the State of New Mexico is 2437 Central Ave., N. W., Albuquerque, New Mexico, and the name of the agent therein and in charge thereof upon whom process against the corporation may be served is Ben Bronstein,

                  B. The following resolutions were unanimously adopted by a quorum of the Board of Directors at a Special Meeting duly held on November 4, 1964:

                           RESOLVED, That it is advisable to amend Article I of the Articles of Incorpora- tion to read:

                                    "The name of the Corporation is:

                                    VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE,
                                    INC."

                           and,


                                                            --------------------
                                                                  RECEIVED

                                                               --------------
                                                              ST. CORP. COMM.
                                                                CORP. DEPT.
                                                            --------------------

                           RESOLVED, That it is advisable to amend Articles II and III of the Articles of Incorporation to delete "5505 Central, N. E." as principal office of the Cor-poration and substitute "2437 Central Ave., N. W." in lieu thereof; and to delete Duane Feiring as Statutory Agent and substitute Ben Bronstein in lieu thereof; and

                           RESOLVED, That a Special Meeting of Stock- holders of the Corporation be called to consider these amendments.

                  C. Pursuant to the aforesaid resolutions, a Special Meeting of the Stockholders of the Corporation was held on November 4, 1964, at the Corporation offices, on Waiver of Notice signed by the Stockholders, at which meeting there were two thirds in interest of each class of Stockholders having voting powers represented and voting in favor of such amendments. Attached hereto is the Affi- davit of the President and Secretary of the Corporation attesting to such action by the Stockholders.

                  IN WITNESS WHEREOF, F.A.M., INC. (NO STOCKHOLDERS LIABILITY) has caused this Certificate of Amendment to be signed by its President and Secretary, and its corporate seal to be affixed this 22nd day of February, 1965,

CORPORATE                                /s/ Merton S. Anderson
  SEAL                                   ----------------------------------
                                         MERTON S. ANDERSON, President

                                         /s/ Ben Bronstein
                                         -----------------------------------
                                         BEN BRONSTEIN, Secretary

STATE OF NEW MEXICO        )
                           )  ss.
COUNTY OF BERNALILLO       )

                  The foregoing instrument was acknowledged before me the 22nd day of February, 1965, by BEN BRONSTEIN, Secretary of F.A.M., Inc., a New Mexico corporation, on behalf of said corporation.

                                             /s/Graham Browne
                                             -----------------------------------
                                                         Notary Public
My commission expires:
        9-14-67
---------------------------

STATE OF NEW MEXICO        )
                           )  ss.
COUNTY OF BERNALILLO       )

                  The foregoing instrument was acknowledged before me the 22nd day of February, 1965, by MERTON S. ANDERSON, President of F.A.M., Inc., a New Mexico corporation, on behalf of said corporation.

                                             /s/ Graham Browne
                                             -----------------------------------
                                                           Notary Public
My commission expires:
       9-14-67
---------------------------

                                    AFFIDAVIT

                  MERTON S. ANDERSON and BEN BRONSTEIN, each being duly sworn on their oath, depose and say that:

                  They are President and Secretary, respectively, of F.A.M., INC. (NO STOCKHOLDERS LIABILITY), a New Mexico corporation;

                  At a Special Meeting of the Stockholders of the Corporation held on November 4, 1964, at the corporation offices, two thirds in interest of each class of Stock- holders having voting powers were represented and voted in favor of the amendments to the Articles of Incorpora- tion of F.A.M., Inc. (No Stockholders Liability) set forth in the Certificate of Amendment to which this is attached.

                  WITNESS the hands of the parties hereto this 22nd of February, 1965.

                                            /s/ Merton S. Anderson
                                            -----------------------------------
                                            MERTON S. ANDERSON


                                            /s/ Ben Bronstein
                                            -----------------------------------
                                            BEN BRONSTEIN

STATE OF NEW MEXICO        )
                           )  ss.
COUNTY OF BERNALILLO       )

         The foregoing instrument was acknowledged and sworn to before me this 22nd day of February, 1965, by BEN BRONSTEIN, Secretary of F.A.M., INC. (NO STOCKHOLDERS LIABILITY), a New Mexico corporation.

                                                       /s/ Notary Public
                                               --------------------------------
                                                          Notary Public


My commission expires:

         9-14-67
------------------------


STATE OF NEW MEXICO        )
                           )  ss.
COUNTY OF BERNALILLO       )

         The foregoing instrument was acknowledged and sworn to before me this 22nd day of February, 1965, by MERTON S. ANDERSON, President of F.A.M., INC. (NO STOCKHOLDERS LIABILITY), a New Mexico corporation.

                                                       /s/ Notary Public
                                               --------------------------------
                                                          Notary Public


My commission expires:

         9-14-67
------------------------

                               STATE OF NEW MEXICO


                              CERTIFICATE OF MERGER

                                       OF

                 VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.


                                    (83,606)

         The State Corporation Commission certifies that duplicate originals of the Articles of Merger attached hereto, duly signed and verified pursuant to the provisions of the Business Corporation Act, have been received by it and are found to conform to law.

         Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issues this Certificate of Merger and attaches hereto a duplicate original of the Articles of Merger



                                    In Testimony Whereof, the State Corporation
                                    Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the seal of said Commission to be affixed at the City of Santa Fe on this 1st day of April, 1975


ATTEST

         /s/ Manuel L. Salinas                        /s/ Floyd Cross
------------------------------------           ---------------------------------
MANUEL L. SALINAS, DIRECTOR                    FLOYD CROSS, Chairman

                                                           ---------------------
                                                            FILED IN OFFICE OF
                                                             STATE CORPORATION
                                                                 COMMISSION
                                                                APR 1 - 1975
                                                               CORPORATION AND
                                                            FRANCHISE TAX DEPTS.
                                                           ---------------------


                               ARTICLES OF MERGER

                                       OF

                                SODA STRAW, INC.

                                      INTO

                            VILLAGE INN PANCAKE HOUSE
                              OF ALBUQUERQUE, INC.

         1. Plan of Merger. Soda Straw, Inc., shall merge into Village Inn Pancake House of Albuquerque, Inc., on April 1, 1975. At that time Soda Straw, Inc. shall cease to exist and Village Inn Pancake House of Albuquerque, Inc. shall be the surviving corporation, under its present name and without any changes in its Articles of Incorporation. On the effective date of the merger, all of the property, rights, privileges, immunities, powers and franchises, of whatsoever nature and description, of Soda Straw, Inc. shall devolve upon and be succeeded to by Village Inn Pancake House of Albuquerque, Inc. without other transfer, act or deed, and the same shall be subject to all the restrictions, disabilities and duties of Soda Straw, Inc.; and the debts, obligations, liabilities, damages and expenses of or due from Soda Straw, Inc. shall be those of Village Inn Pancake House of Albuquerque, Inc. without further assumption by Village Inn Pancake House of Albuquerque, Inc; and all property, rights, privileges, immunities, powers and franchises, and every other interest, shall be as effectually the property of Village Inn Pancake House of Albuquerque, Inc. as they were of Soda Straw, Inc.; and the title to all real estate and interests in all leaseholds vested in Soda Straw, Inc. shall not be deemed to revert or to be in any way impaired by reason of the merger, but shall be vested in Village Inn Pancake House of Albuquerque, Inc.

         Village Inn Pancake House of Albuquerque, Inc. shall issue two hundred fifty (250) of its authorized but unissued common shares to the shareholders of Soda Straw, Inc. in exchange for all the outstanding stock of Soda Straw,

                                                            --------------------
                                                                  RECEIVED
                                                               APR - 1 1975
                                                              ST. CORP. COMM.
                                                             FRANCHISE TAX DEPT.
                                                            --------------------

Inc. consisting of one thousand (1,000) common shares. The shareholders of Soda Straw, Inc. shall therefore receive twenty-five one hundredths (.25) of a share of Village Inn Pancake House of Albuquerque, Inc. for each share of Soda Straw, Inc. which they currently hold. The shareholders of Village Inn Pancake House of Albuquerque, Inc. shall retain all shares of the currently outstanding common shares of Village Inn Pancake House of Albuquerque, Inc. consisting of one thousand (1,000) common shares.

         After the merger, Village Inn Pancake House of Albuquerque, Inc. shall have one thousand two hundred fifty (1,250) common shares outstanding.

         The Board of Directors of Village Inn Pancake House of Albuquerque, Inc. shall be increased to four members who shall be:

                        NAME                                ADDRESS
                        ----                                -------
                  Ben Bronstein                    4416 Royene, N.E.
                                                   Albuquerque, New Mexico

                  Mary Jo Bronstein                4416 Royene, N.E.
                                                   Albuquerque, New Mexico

                  August Ehre                      1643 South Ivy Way
                                                   Denver, Colorado

                  Lawrence J. Bielat               9117 Evangeline Ave., N.E.
                                                   Albuquerque, New Mexico

         Lawrence J. Bielat shall be Vice President of Village Inn Pancake House of Albuquerque, Inc. All other officers remain the same as prior to the merger.

         2. Stock of Parties. Immediately prior to the merger, Village Inn Pancake House of Albuquerque, Inc. had one thousand (1,000) shares of no par common stock outstanding, none of which were entitled to vote as a class, and Soda Straw, Inc. had one thousand (1,000) shares of no par common stock outstanding, none of which were entitled to vote as a class.

         3. Vote On Merger. The plan of merger was adopted unanimously by the shareholders of both corporations. In Village Inn Pancake House of

Albuquerque, Inc. one thousand (1,000) share: were voted for the plan of merger and none against. In Soda Straw, Inc. one thousand (1,000) shares voted for the plan of merger and none against.

         IN WITNESS WHEREOF, each of the parties has caused these Articles of Merger to be executed by its President and Secretary, on this 31st day of March, 1975.

                               VILLAGE INN PANCAKE HOUSE OF ALBUQUERQUE, INC.

                               By /s/ Ben Bronstein
                                  --------------------------------------------
                                  Ben Bronstein, President

                                  /s/ Mary Jo Bronstein
                                  --------------------------------------------
                                  Mary Jo Bronstein, Secretary


                               SODA STRAW, INC.

                               By /s/ Lawrence J. Bielat
                                  --------------------------------------------
                                  Lawrence J. Bielat, President

                                  /s/ Ben Bronstein
                                  --------------------------------------------
                                  Ben Bronstein, Secretary

                                  VERIFICATION

STATE OF NEW MEXICO        )
                           )  ss.
COUNTY OF BERNALILLO       )

         BEN BRONSTEIN, being first duly sworn, upon his oath states that the foregoing Articles of Merger were executed by him as President of Village Inn Pancake House of Albuquerque, Inc. and that the contents thereof are true and correct.

                                               /s/ Ben Bronstein
                                               ---------------------------------
                                                     Ben Bronstein

         SUBSCRIBED and SWORN to before me this 31 day of March, 1975.


                                               /s/ Notary Public
                                               ---------------------------------
                                               Notary Public

My Commission Expires:

August 1, 1975
-------------------------


STATE OF NEW MEXICO        )
                           )  ss
COUNTY OF BERNALILLO       )

         LAWRENCE J. BIELAT, being first duly sworn, upon his oath states that the foregoing Articles of Merger were executed by him as President of Soda Straw, Inc., and that the contents thereof are true and correct.

                                               /s/ Lawrence J. Bielat
                                               ---------------------------------
                                                    Lawrence J. Bielat

         SUBSCRIBED and SWORN to before me this 31st day of March, 1975.

                                               /s/ Notary Public
                                               ---------------------------------
                                               Notary Public

My Commission Expires:

      August 1, 1975
-------------------------